UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

JIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35367

Delaware	42-1515522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 Lytton Avenue, Suite 200, Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-319-1920

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Jive Software, Inc. increased the base salary and associated bonus potential of, and made certain equity awards to, Anthony Zingale, the company’s Chief Executive Officer, as set forth in the table below:

Name	Current Annual salary	Annual salary effective June 1, 2013	Target bonus as % of annual salary	Number of Stock options granted(1)	Number of restricted stock units granted(2)
Anthony Zingale	$300,000	$450,000	50%	100,000	100,000

(1)

The exercise price of the options is equal to the closing stock price of our common stock on May 31, 2013, which was $16.90 per share. The options vest as to 25% of the total on May 31, 2014 with an additional 1/48th of the total amount vesting monthly thereafter, with full vesting occurring on May 31, 2017.

(2)	75,000 restricted stock units vest as to 25% of the total on each of May 16, 2014, May 18, 2015, May 16, 2016 and May 16, 2017. The remaining 25,000 restricted stock units vest solely based on the achievement of certain performance metrics for 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2013	JIVE SOFTWARE, INC.

	By:	/s/ Bryan J. LeBlanc
Bryan J. LeBlanc
Chief Financial Officer

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